Exhibit 99.1

Zoned Properties Reports First Quarter 2021 Financial Results

SCOTTSDALE, Ariz., May 13, 2021 /BusinessWire/ -- Zoned Properties®, Inc. (the “Company”) (OTCQB: ZDPY), a leading real estate development firm for emerging and highly regulated industries including regulated cannabis, today announced its financial results for the first quarter, three-month period ended March 31, 2021.

First Quarter 2021 Company Highlights

●	Zoned Properties successfully leveraged its Arizona property portfolio to receive a commitment of at least $8 million from its significant tenant, to be applied toward infrastructure expansion. To date, more than $8 million has been invested into the expansion projects located in Arizona, primarily in Chino Valley. Development and delivery of the current expansion is in its final stages of completion, with anticipated operational readiness by the end of the second quarter of 2021. The completion of operational readiness at Chino Valley will trigger an amendment to the lease, which Zoned Properties anticipates will lead to a material increase in rental revenue when completed.

●	Zoned Properties completed an additional $100,000 strategic investment into national cannabis retail franchisor, Open Dør Dispensaries, increasing its investment to $200,000. Zoned Properties will benefit both directly and indirectly from this investment as the Company will receive a portion of all initial franchise fees and renewal fees and may convert its investment for up to a 33% equity stake in the franchisor organization. Zoned Properties also anticipates playing a significant role in real estate operations and investments as the franchisor’s real estate partner.

●	Zoned Properties transitioned its licensed brokerage team to a wholly-owned, in-house brokerage, and has added a Designated Broker to the team. The creation of Zoned Properties Brokerage will allow the team to better serve clients, and also recognize all commissions as top-line revenue.

●	Subsequent to the close of the first quarter of 2021, Zoned Properties completed meaningful advancements to its full spectrum of real estate services and growth divisions; Advisory Services, Brokerage Services, Franchise Services, and PropTech Data Services. The Company will be releasing further information as specific advancements materialize.

First Quarter 2021 Financial Results

●	Revenue increased 13.8% to $345,845 for the first quarter of 2021, compared to $303,869 for the first quarter of 2020. This increase in revenues was primarily attributable to an increase in rent revenues from the Significant Tenant of $23,702, or 9.0% and an increase in advisory revenues from third parties of $40,406.

●	Operating expenses increased 5.0% to $389,213 for the first quarter of 2021, compared to $370,571 for the first quarter of 2020.

●	Loss from operations decreased 35.0% to $43,368 for the first quarter of 2021, compared to loss from operations of $66,702 for the first quarter of 2020, a decrease of $23,334.

●	Net loss was $71,335, or $0.01 per basic and diluted share, for the first quarter of 2021, compared to a net loss of $96,770, or $0.01 per basic and diluted share, for the first quarter of 2020.

●	Net cash provided by operating activities was $165,035 for the three months ended March 31, 2021, compared to $98,625 for the three months ended March 31, 2020.

●	As of March 31, 2021, Zoned Properties had cash of $757,235, compared to $699,335 as of December 31, 2020.

“Our expanding team at Zoned Properties has been diligently working to advance a full spectrum of integrated real estate services, supporting both the growth of the Company and also the scope of services we provide to the marketplace,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “We are increasingly confident that this blueprint can become a catalyst for Zoned Properties to secure healthy capital and deploy that capital into exciting investment opportunities to grow our portfolio.”

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a leading real estate development firm for emerging and highly regulated industries, including regulated cannabis. The company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development and investment model; Advisory Services, Brokerage Services, Franchise Services, and PropTech Data Services each cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

Zoned Properties is an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Real Estate Council. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 14269 N. 87th Street, Suite 205, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

2

COVID-19 Statement

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. We are monitoring this closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. Currently, all of the properties in our portfolio are open to our Significant Tenants and their customers and will remain open pursuant to state and local government requirements. We did not experience in 2020, and we do not foresee in 2021, any material changes to our operations from COVID-19. Our tenants are continuing to generate revenue at these properties and they have continued to make rental payments in full and on time and we believe the tenants’ liquidity position is sufficient to cover its expected rental obligations. Accordingly, while we do not anticipate an impact on our operations, we cannot estimate the duration of the pandemic and potential impact on our business if the properties must close or if the tenants are otherwise unable or unwilling to make rental payments. In addition, a severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our properties and a decreased ability to raise additional capital when needed on acceptable terms, if at all. At this time, the Company is unable to estimate the impact of this event on its operations.

Media Relations

Proven Media

Neko Catanzaro

Tel (401) 484-4980

neko@provenmediaservices.com

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com

3